UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54009 (Commission File Number)	20-5982715 (I.R.S. Employer Identification No.)

545 Second Street, #4

Encinitas, CA 92024

(Address of principal executive offices)

(760) 487-7772
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

On November 20, 2013, FreeButton, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission. The Company hereby amends and restates the Initial 8-K as follows:

Item 3.02       Unregistered Sales of Equity Securities

On October 8, 2013, the Board of Directors of FreeButton, Inc. (the “Company”) unanimously approved the terms of an offering whereby the Company intends to sell a minimum of $550,000, and up to $1.25 million, of its restricted common stock in a private placement to accredited investors at a price per share of $0.35 (the “Offering”). The proceeds of the transaction are expected to support the development of the Company’s FreeButton Gamification Platform, roll-out of VideoStakes, the Company’s video engagement and social sharing platform, and the Company’s marketing and advertising efforts, and for general corporate purposes.

On November 14, 2013, the Company sold an aggregate of 100,000 shares of its restricted common stock pursuant to the Offering to three investors for an aggregate purchase price of $35,000. The issuance of the shares in connection with the Offering was exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013

FREEBUTTON, INC.

By: /s/ James Edward Lynch, Jr.
James Edward Lynch, Jr.
President and Chief Executive Officer